EXHIBIT 5.2

             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]




                                January 11, 2002


Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts 02158

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109

         Re: Registration Statement on Form S-3, to be filed with the United States Securities and Exchange Commission on or about
                January 11, 2002

Ladies and Gentlemen:

         We have served as Maryland counsel to: (a) Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"); and (b) SNH Capital Trust II and SNH Capital Trust III, each a Maryland business trust and a wholly owned subsidiary of the Company (collectively, the "Subsidiaries"), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial offering price of up to $2,000,000,000 (collectively, the "Securities"): (i) debt securities of the Company ("Debt Securities"); (ii) preferred shares of beneficial interest, $.01 par value per share, of the Company ("Preferred Shares"); (iii) depositary shares representing whole or fractional interests in Preferred Shares ("Depositary Shares"); (iv) common shares of beneficial interest, $.01 par value per share, of the Company ("Common Shares"); (v) warrants to purchase Debt Securities, Preferred Shares, Depositary Shares or Common Shares of the Company ("Warrants"); (vi) trust preferred securities of the Subsidiaries ("Trust Preferred Securities"); and (vii) guarantees of Trust Preferred Securities by the Company ("Company Guarantees"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In  connection  with  our   representation   of  the  Company  and  the
Subsidiaries, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or
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Senior Housing Properties Trust
Sullivan & Worcester LLP
January 11, 2002
Page 2


otherwise   identified  to  our   satisfaction,   of  the  following   documents
(collectively, the "Documents"):

         1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

         2. The Amended and Restated Declaration of Trust, as amended, of the Company (the "Company Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Certificate of Trust of each of the Subsidiaries, certified as of a recent date by the SDAT;

         4.  The  Declaration  of  Trust  of  each  of  the  Subsidiaries   (the
"Subsidiary Declarations of Trust"), certified as of the date hereof by a trustee of each of the Subsidiaries;

         5. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         7. Certificates of the SDAT as to the good standing of each of the Subsidiaries, dated as of a recent date;

         8. Resolutions adopted by the Board of Trustees of the Company (the "Company Board") relating to the registration of the Securities, certified as of the date hereof by an officer of the Company (the "Company Resolutions");

         9. A certificate executed by an officer of the Company and a trustee of each of the Subsidiaries, dated as of the date hereof; and

         10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In  expressing  the  opinion  set  forth  below,  we have  assumed  the following:
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Senior Housing Properties Trust
Sullivan & Worcester LLP
January 11, 2002
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         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company and the Subsidiaries) is duly authorized to do so.

         3. Each of the parties (other than the Company and the Subsidiaries) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. The Securities will not be issued or transferred in violation of any restriction or limitation contained in Article VII (Restriction on Transfer and Ownership of Shares) of the Company Declaration of Trust.

         6. The Securities will not be issued or transferred in violation of any restriction or limitation contained in any Subsidiary Declaration of Trust.

         7. In accordance with the Company Resolutions, the issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Company Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law (such approval referred to herein as the "Company Trust Proceedings").

         8. In accordance with the Subsidiary Declarations of Trust, (a) an amended and restated declaration of trust or trust agreement authorizing the applicable Subsidiary to issue a sufficient number of Trust Preferred Securities will be adopted by the applicable Subsidiary prior to the issuance of any Trust Preferred Securities by such Subsidiary and (b) the issuance of, and certain terms of, the Securities to be issued by the Subsidiaries from time to time will be approved by the applicable Subsidiary trustees, or a duly authorized committee thereof, in accordance with the Maryland Business Trust Act (such approval referred to herein as the "Subsidiary Trust Proceedings").
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Senior Housing Properties Trust
Sullivan & Worcester LLP
January 11, 2002
Page 4

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. Each of the Subsidiaries is a business trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         3. Upon the completion of all Company Trust Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

         4. Upon the completion of all Company Trust Proceedings relating to the Securities that are Preferred Shares (the "Company Preferred Securities") and the due execution, countersignature and delivery of certificates evidencing Company Preferred Securities and assuming that the sum of (a) all Preferred Shares issued as of the date hereof, (b) any Preferred Shares issued between the date hereof and the date on which any of the Company Preferred Securities are actually issued (not including any of the Company Preferred Securities) and (c) the Company Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the Company Preferred Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Company Resolutions and the Company Trust Proceedings, will be validly issued, fully paid and nonassessable.

         5. Upon the completion of all Company Trust Proceedings relating to the Securities that are Common Shares (the "Common Securities") and the due execution, countersignature and delivery of certificates evidencing Common Securities and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities) and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Company Resolutions and the Company Trust Proceedings, will be validly issued, fully paid and nonassessable.
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Senior Housing Properties Trust
Sullivan & Worcester LLP
January 11, 2002
Page 5

         6. Upon the completion of all Company Trust Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized.

         7. Upon the completion of all Subsidiary Trust Proceedings relating to the Securities that are Trust Preferred Securities and the due execution, countersignature and delivery of certificates evidencing Trust Preferred Securities, the Trust Preferred Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Subsidiary Declarations of Trust and the Subsidiary Trust Proceedings, will be validly issued.

         8. Upon the completion of all Company Trust Proceedings relating to the Securities that are Company Guarantees, the issuance of the Company Guarantees will be duly authorized.

         The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law or concerning any document not governed by the laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland, or the Trust Indenture Act of 1939, as amended.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                 Very truly yours,

                                 /s/ Ballard Spahr Andrews & Ingersoll, LLP